UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                Date of report (Date of earliest event reported)

                                November 15, 2002

                                VTEX Energy, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                   000-22661                        76-0582614
           (Commission File Number)       (IRS Employer Identification No.)

            8303 Southwest Freeway
                  Suite 950
               Houston, Texas                         77074
   (Address of Principal Executive Offices)         (Zip Code)

                                 (713) 773-3284
              (Registrant's Telephone Number, Including Area Code)

                            Vector Energy Corporation
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.     Other Events and Regulation FD Disclosure.

     On November 15, 2002, Vector Energy Corporation, a Texas corporation, merged with and into its wholly owned subsidiary VTEX Energy, Inc., a Nevada corporation. Under the Plan and Agreement of Merger, one share of VTEX Energy, Inc. common stock will be issued for each 30 shares of Vector Energy Corporation common stock owned as of November 15, 2002, upon surrender of certificates representing shares of Vector Energy Corporation. In addition, one share of VTEX Energy, Inc. common stock will be issued for each fractional share that would result. The officers and directors of Vector Energy Corporation became the officers and directors of VTEX Energy, Inc.

Item 7.     Exhibits.

         The following documents are filed as an Exhibit to this report:

2.05 Plan and Agreement of Merger of Vector Energy Corporation with and into VTEX Energy, Inc., dated as of October 25, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                      VTEX Energy, Inc.


Date:       November 19, 2002                By:      /S/ Stephen Noser
            -----------------                         ------------------------
                                                      Stephen Noser, President


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EXHIBIT INDEX

2.05 Plan and Agreement of Merger of Vector Energy Corporation with and into VTEX Energy, Inc. dated as of October 25, 2002.



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